UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2012

Jones Soda Co.

(Exact name of registrant as specified in its charter)

Washington	0-28820	52-2336602
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 1st Avenue South, Suite 100 Seattle, Washington		98134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 206-624-3357

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 1, 2012, Jones Soda Co. (the “Company”) entered into a Securities Purchase Agreement by and among the Company and certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue to the Purchasers in a registered offering up to 6,415,000 shares of its common stock (the “Common Stock”) and warrants to purchase up to 3,207,500 shares of Common Stock (the “Warrants”). The securities will be sold in units, consisting of one share of common stock and a warrant to purchase 0.5 of a share of common stock, at a price of $0.50 per unit, for an aggregate offering price of $3,207,500 (the “Offering”). The Purchase Agreement contains customary representations, warranties and indemnification by the Company. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Each Warrant will have an exercise price of $0.70 per share, for total potential additional proceeds to the Company of up to approximately $2,245,250 upon exercise of the Warrants. The Warrants are exercisable at any time on or after the six-month anniversary of the closing date and have a five-year term. The Warrants are exercisable for cash or, solely in the absence of an effective registration statement, by cashless exercise. The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions, and also upon any distributions to Company shareholders, business combinations, sale of substantially all assets and other fundamental transactions. The exercise of the Warrants is subject to certain beneficial ownership and other limitations set forth in the Warrants. A copy of the form of the Warrants is attached hereto as Exhibit 4.1 and incorporated herein by reference.

On January 26, 2012, the Company entered into a placement agent agreement with Rodman & Renshaw, LLC (the “Placement Agent Agreement”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of registered securities of the Company. The Company has agreed to pay the Placement Agent an aggregate fee equal to 8% of the gross proceeds received in the offering. The Placement Agent Agreement contains customary representations, warranties, and indemnification by the Company. A copy of the Placement Agent Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The net proceeds to the Company from the registered direct offering, after deducting the placement agent fee and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the Offering, are expected to be approximately $2.8 million. The Offering is expected to close on or about February 6, 2012.

The offer and sale of the Common Stock and Warrants (and the shares of Common Stock issuable upon exercise of the Warrants) are registered under the Securities Act of 1933 (the “Securities Act”), as amended, on a registration statement on Form S-3 (File No. 333-166556), which became effective on May 18, 2010. A copy of the opinion of Perkins Coie LLP relating to the legality of the issuance of the shares of Common Stock and the Warrants is attached hereto as Exhibit 5.1.

The foregoing summaries of the terms of the Placement Agent Agreement, the Securities Purchase Agreement and the Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 10.1 and 4.1, respectively, and incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected closing of the sale and purchase of the Company’s common stock described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Securities Purchase Agreement and the Purchasers’ fulfillment of their obligations to purchase the securities. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s other reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Reports filed in 2011. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this report. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Placement Agent Agreement, dated as of January 26, 2012, by and among the Company and Rodman & Renshaw, LLC

4.1	Form of Common Stock Warrant

5.1	Opinion of Perkins Coie LLP

10.1	Form of Securities Purchase Agreement, dated as of February 1, 2012, by and among the Company and the Purchasers

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)

99.1	Press Release dated February 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co
(Registrant)

Date: February 2, 2012	By:	/s/ Carrie L. Traner
Carrie L. Traner
Vice President of Finance

Exhibit Index

Exhibit Number	Description

1.1	Placement Agent Agreement, dated as of January 26, 2012, by and among the Company and Rodman & Renshaw, LLC

4.1	Form of Common Stock Warrant

5.1	Opinion of Perkins Coie LLP

10.1	Form of Securities Purchase Agreement, dated as of February 1, 2012, by and among the Company and the Purchasers

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)

99.1	Press Release dated February 2, 2012